Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 No. 333-185757 of our reports dated July 29, 2021 relating to the financial statements of Microsoft Corporation and the effectiveness of Microsoft Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2021.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

December 10, 2021